AMENDMENT TO NAME AND LIKENESS LICENSING AGREEMENT

THIS AMENDMENT TO NAME AND LIKENESS LICENSING AGREEMENT (the “Amendment”) is made as of April 1, 2014 by and between Carley Roney (“Licensor”) and XO Group Inc., a Delaware corporation (the “Company”).

WHEREAS, Licensor and the Company have previously entered into that certain Name and Likeness Licensing Agreement, dated as of November 5, 2008 (the “Agreement”), as amended, and desire to change certain obligations under the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.           Definition of “Products”. The definition of Products in the Agreement is modified such that the phrase “the Company, its divisions and subsidiaries” is changed to “the Company, its divisions, subsidiaries and affiliates”.

2.           New Section 2A. A new section is added to the Agreement as follows:

“2A.   Services. In connection with the license granted under Section 2.1, Licensor acknowledges and agrees that her duties and responsibilities as an employee of the Company shall include serving as an executive producer (or in comparable positions) and/or on-air talent in connection with the development and production of television, motion picture and other video projects by the Company or its affiliates, or third parties under agreement with the Company or its affiliates.”

3.           Termination Provisions. A new sentence is added to Section 5.2 of the Agreement at the end thereof as follows:

“Licensor and the Company acknowledge and agree that Licensor’s services pursuant to Section 2A of this Agreement (and specifically her role as Executive Producer on feature film projects) shall continue even if Licensor is not employed by the Company for any reason, together with any related license that survives the termination of this Agreement in accordance with this Section 5.2. In addition, the parties agree that solely for the purposes of any contract or agreement related to such post-termination license and services that requires Licensor to be employed by or under contract to the Company or any of its divisions, subsidiaries or affiliates (each, a “Borrowing Agreement”), that this Agreement and such surviving service obligation and license shall evidence such an employment relationship or such a contractual relationship (as applicable). The parties agree to: (i) undertake all necessary actions to demonstrate compliance with each such Borrowing Agreement, and (ii) negotiate in good faith for the compensation and other terms applicable to such continuation of services, which shall be no less favorable than is customary for comparable Executive Producer roles (and with respect to any production period under a Borrowing Agreement in which Licensor is expected or obligated to devote a substantial amount of time, e.g. commencing eight weeks before principal photography begins on a feature film running through delivery of the completed picture, such compensation and other terms shall be in no way less favorable than would have applied to Licensor if she were employed for this period of time by the Company). Such compensation will be separate and apart from any other payments Licensor receives from the Company during such continuation of services under a Borrowing Agreement.”

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4.           Notices. The notice information for the Company is changed as follows:

XO Group Inc.

Attention: General Counsel

195 Broadway, 25th Floor

New York, NY 10007

Fax: (877) 329-8060

5.           Miscellaneous.

5.1           No Other Amendments. Except as expressly set forth herein, all terms and conditions of the Agreement (including the schedules thereto) shall remain in full force and effect. In the event of any inconsistency between the terms of this Amendment and the terms of the Agreement, the terms of this Amendment shall govern.

5.2           Governing Law. This Amendment shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without regard to principles of conflicts of law.

5.3           Titles and Subtitles. The titles, subtitles and defined terms used in this Amendment are used for convenience only and are not to be considered in construing or interpreting this Amendment.

5.4           Definitions. Capitalized terms used herein and not defined upon first usage shall have the meanings assigned such terms in the Agreement.

5.5           Counterparts. This Amendment may be executed in any number of counterparts (including by facsimile), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above.

XO GROUP INC.

By:	/s/ IRA CARLIN
	Name:	Ira Carlin
	Title:	Chairman, Compensation Committee of the Board of Directors

CARLEY RONEY

/s/ CARLEY RONEY
(Signature) Date: April 7, 2014

Confidential